Exhibit 5.1

January 17, 2007

EIG Mutual Holding Company
9790 Gateway Drive
Reno, Nevada 89521

Re:    Registration of Common Stock of Employers Holdings, Inc.

Ladies and Gentlemen:

We are acting as special Nevada counsel for EIG Mutual Holding Company, a Nevada corporation (the ‘‘Company’’), in connection with the registration by the Company under the Securities Act of 1933, as amended (the ‘‘Act’’), of shares of Common Stock, par value $0.01 per share, of the Company (the ‘‘Common Stock’’), to be offered to the public under Registration Statement No. 333-139092 on Form S-1, as amended, relating to such offering (the ‘‘Registration Statement’’).

We have examined originals or copies of each of the documents listed below:

1.	Certificate of Corporate Existence relating to the Company, issued by the Nevada Secretary of State;

2.	The Amended and Restated Articles of Incorporation of the Company filed as an exhibit to the Registration Statement;

3.	The Amended and Restated Bylaws of the Company filed as an exhibit to the Registration Statement;

4.	Resolutions of the Board of Directors of the Company, dated August 17, 2006, relating, among other things, to the registration and sale of the Common Stock;

5.	The Registration Statement, including without limitation, the form of the Underwriting Agreement (the ‘‘Underwriting Agreement’’) included as Exhibit 1.1 thereto;

6.	Decision and Order of the Commissioner of the Division of Insurance of the State of Nevada Department of Business and Industry relating to the conversion of the Company into a stock corporation, issued November 29, 2006; and

7.	Decision and Order of the Commissioner of the Division of Insurance of the State of Nevada Department of Business and Industry relating to the conversion of the Company into a stock corporation, issued January 13, 2007 (the ‘‘Final Order’’).

We have examined originals or copies of such other corporate records, certificates of corporate officers and public officials and other agreements and documents as we have deemed necessary or advisable for purposes of this opinion letter. We have relied upon the certificates of all public officials and corporate officers with respect to the accuracy of all factual matters contained therein. In giving the following opinion we have assumed that the Final Order remains effective as to the conversion of the Company into a stock corporation and the issuance of the Common Stock as of the date of such issuance.

Based upon the foregoing, and subject to the following, it is our opinion that, when (a) the Registration Statement has become effective under the Act; (b) the Company’s Amended and Restated Articles of Incorporation have been filed with the Nevada Secretary of State; (c) the terms (the ‘‘Terms’’) of the sale of the Common Stock have been duly established in accordance with the constituent documents of the Company; (d); the Common Stock has been duly authorized by all

EIG Holdings, Inc.
January 17, 2007

necessary corporate action on the part of the Company; and (e) the Common Stock has been issued, delivered and paid for in accordance with the Terms and as contemplated by the Registration Statement, the Common Stock will be validly issued, fully paid and nonassessable.

The opinions expressed above are limited to the laws of the State of Nevada, including reported judicial decisions. This Opinion Letter is intended solely for use in connection with the registration and offering of the Common Stock as described in the Registration Statement and resales of the Common Stock, and it may not be reproduced or filed publicly, without the written consent of this firm; provided, however, we hereby consent to the filing of this Opinion Letter as an exhibit to the Registration Statement and to the use of our name under the heading ‘‘Legal Matters’’ contained in the Prospectus included in the Registration Statement and to the incorporation by reference of this opinion and consent as exhibits to any registration statement filed in accordance with Rule 462(b) of the Act relating to such offering. In giving this consent, we do not hereby admit that we are in a category of persons whose consent is required pursuant to Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,
/s/ Lionel Sawyer & Collins LIONEL SAWYER & COLLINS